Exhibit 99.1


FOR IMMEDIATE RELEASE


Contact:       Margaret E. Grayson
               Chief Financial Officer
               (703) 821-3000


                      SPACEHAB Completes Acquisition of Astrotech

     Vienna, Virginia (February 13, 1997) -- SPACEHAB, Inc., (Nasdaq: SPAB) announced today that it has completed its purchase of the operating assets of Astrotech Space Operations, L.P., from Northrop Grumman Corporation. Astrotech is the premier provider of commercial satellite payload processing services in the United States. A definitive agreement to acquire Astrotech was announced on February 6, 1997. Terms were not disclosed.

     SPACEHAB, Inc., is the first company to commercially develop, own and operate habitable modules that provide space-based laboratory facilities and logistics resupply services aboard the U.S. Space Shuttles to support people living and working in space. Seven SPACEHAB module missions have been flown on the Space Shuttle fleet. The next SPACEHAB flight is scheduled for May 15, 1997, aboard the Space Shuttle Atlantis.